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                                                                    EXHIBIT 99.1





      Mymetics Announces Completion of Debt Restructuring Agreements with MFC
                                  Bancorp Ltd.

      NYON, Switzerland, Feb. 23, 2005 /PRNewswire-FirstCall/ -- Mymetics Corporation ("Mymetics" or "the Company" OTC Bulletin Board: MYMX) announced today that it has executed financing agreements with MFC Merchant Bank S.A. and MFC Bancorp Ltd. (collectively "MFC") to restructure the outstanding debt owed by Mymetics to MFC.

      Under these agreements, MFC has increased the principal amount of the credit facility to Euro 3,700,000 and extended the maturity date to December 31, 2006, with partial repayments of 200,000 Euro on June 30, 2005, Euro 300,000 on December 31, 2005 and Euro 400,000 on June 30, 2006.

      In conjunction with the agreements, Mymetics has also agreed to make the entire outstanding debt convertible into shares of Mymetics common stock at $0.30 per share, at the sole discretion of MFC. The conversion can be exercised on any or all of the outstanding credit facility amount at any time three business days prior to any repayment date.

      Mymetics' Chief Executive Officer, Christian J.-F. Rochet commented, "We are very pleased with the completion of the debt restructuring and appreciative of MFC's ongoing support and confidence in the progress of the company. As regards our scientific work, our priorities this year will be to confirm our initial results regarding strongly neutralizing antibodies by completing our program of preclinical animal testing (rabbits and non human primates) of our second and third generation prototype preventive vaccine against HIV-AIDS. In this regard, we are grateful for the active support of the National Institute of Allergy and Infectious Diseases, of the National Institutes of Health and other major institutions dedicated to the development of such a vaccine."

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      Mymetics' HIV Vaccine Program

      In 2003, Mymetics created its first-generation trimeric gp41 HIV vaccine candidate. The Company is now developing next-generation vaccines that contain a more complete sequence of the wild-type gp41, including key neutralizing epitopes. A primary objective in the Company's vaccine design program is to impair the molecular mimicry between gp41 and the IL-2 cytokine (Interleukin-2) of the infected host. Mymetics' researchers discovered this mimicry in 1997 and believe that it is a major reason underlying the shutting down of the immune system seen in patients with HIV and AIDS.

      Mymetics is a biotechnology company focused on the development of human vaccines and therapies in the field of retroviral and viral autoimmune diseases, including HIV-1 infection. The Company's key discovery is a fundamental though subtle three-dimensional mimicry between the viral envelope glycoprotein gp41 of HIV-1 and the IL-2 cytokine (Interleukin-2) of the infected host. Based on this understanding of molecular mimicry, Mymetics has been able to engineer and produce for pre-clinical trials gp41 proteins capable of eliciting neutralizing antibodies against primary HIV-1 strains. The Company has also designed specific therapeutic molecules that have the potential to prevent and/or delay the disease. Mymetics' platform technology can also be applied to other retrovirus-related diseases that involve similar mimicries, including certain oncoviruses often associated with human leukemia. For more information, please visit Mymetics' Web site at http://www.mymetics.com.

      Forward-Looking Statements

      Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements" that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-

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looking statements. See the company's Form 10-K for the year ended December 31,
2003 and its Form 10-Q for the quarter ended September 30, 2004 for a discussion of such risks, uncertainties, and other factors. These forward-looking statements are based on management's expectations as of the date hereof, and the company does not undertake any responsibility to update any of these statements in the future.

SOURCE  Mymetics Corporation

      -0-                             01/28/2005
      /CONTACT: Ernest Luebke, CFO of Mymetics Corp., +41-22-363-1310, or eluebke@mymetics.com /
      /FCMN Contact: mronan@burnsmc.com /
      /Web site: http://www.mymetics.com /
                 http://www.niaid.nih.gov
                 http://www.nih.gov
      (MYMX)